UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 3, 2019

Commission File Number	Exact Name of Registrant as Specified in Charter; State of Incorporation; Address and Telephone Number	IRS Employer Identification Number

1-14756	Ameren Corporation (Missouri Corporation) 1901 Chouteau Avenue St. Louis, Missouri 63103 (314) 621-3222	43–1723446

1-2967	Union Electric Company (Missouri Corporation) 1901 Chouteau Avenue St. Louis, Missouri 63103 (314) 621-3222	43–0559760

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	AEE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company

Ameren Corporation	☐
Union Electric Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Ameren Corporation	☐
Union Electric Company	☐

ITEM 8.01	Other Events.

Reference is made to Outlook under Part I, Item 2, Management’s Discussion and Analysis of Financial Condition and Results of Operations in the Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2019, and to Rates and Regulation under Part I, Item 1, Business; Overview and Outlook under Part II, Item 7, Management’s Discussion and Analysis of Financial Condition and Results of Operations; and Note 2 – Rate and Regulatory Matters to our financial statements under Part II, Item 8, Financial Statements and Supplementary Data, each in the Annual Report on Form 10-K for the year ended December 31, 2018 (“2018 Form 10-K”) of registrants Ameren Corporation (“Ameren”) and Union Electric Company, doing business as Ameren Missouri (“Ameren Missouri”), for a discussion of the rate orders issued by the Missouri Public Service Commission (“MoPSC”) in March 2017 and July 2018, as well as Ameren Missouri’s intention to file a request for an electric service regulatory rate review with the MoPSC in 2019.

On July 3, 2019, Ameren Missouri filed a request with the MoPSC seeking approval to decrease its annual revenues for electric service by $1 million. Ameren Missouri’s base rates for electric service, which were last reset on April 1, 2017, and adjusted by the July 2018 MoPSC order, are required to be reset at least every four years to allow for continued use of the fuel adjustment clause (“FAC”). This filing, which includes a request for continued use of the FAC, allows Ameren Missouri to meet that requirement while also providing flexibility to time its next regulatory rate review to include wind generation investments expected to be made in late 2020.

The rate request is based on a 9.95% return on common equity, an estimated capital structure composed of 51.9% common equity, an estimated electric rate base of $8.0 billion, and a test year ended December 31, 2018, with certain pro-forma adjustments expected through an anticipated true-up date of December 31, 2019. Pro-forma adjustments are also expected for fuel, transportation, Midwest Independent System Operator, Inc. (“MISO”) multi-value transmission project expenses, and payroll costs through an anticipated true-up date of January 1, 2020.

The electric rate decrease request reflects:

•	decreased net energy costs of approximately $100 million otherwise subject to FAC recovery;

•	higher weather-normalized customer sales volumes, which reduced the rate request by approximately $55 million;

•	decreased expenses, other than net energy costs, of approximately $20 million, which includes a decrease to those expenses subject to regulatory recovery mechanisms of approximately $80 million;

•

increased depreciation and amortization expense of $115 million for new electric infrastructure investments, of which approximately $35 million reflects higher depreciation rates and of which approximately $35 million would otherwise be deferred under plant-in-service accounting (“PISA”); and

•	an increase of approximately $60 million of pre-tax return on rate base, which includes both the debt and equity components, of which approximately $30 million would otherwise be deferred under PISA.

Ameren Missouri also requested continued use of the regulatory recovery mechanisms for pension and postretirement benefits, uncertain income tax positions and certain excess deferred taxes that the MoPSC previously authorized in earlier electric rate orders.

The MoPSC proceeding relating to the proposed electric service rate changes will take place over a period of up to 11 months, with a decision by the MoPSC in such proceeding expected by late April 2020 and new rates effective in late May 2020. Ameren Missouri cannot predict the level of any electric service rate change the MoPSC may approve, when any rate change may go into effect, whether the requested regulatory recovery mechanisms will be approved, or whether any rate change that may eventually be approved will be sufficient for Ameren Missouri to recover its costs and earn a reasonable return on its investments when the rate change goes into effect.

Forward-Looking Statements

Statements in this report not based on historical facts are considered “forward-looking” and, accordingly, involve risks and uncertainties that could cause actual results to differ materially from those discussed. Although such forward-looking statements have been made in good faith and are based on reasonable assumptions, there is no assurance that the expected results will be achieved. These statements include (without limitation) statements as to future expectations, beliefs, plans, strategies, objectives, events, conditions, and financial performance. In connection with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, we are providing this cautionary statement to identify important factors that could cause actual results to differ materially from those anticipated. The following factors, in addition to those discussed under Risk Factors in the 2018 Form 10-K, and elsewhere in this report and in our other filings with the Securities and Exchange Commission, could cause actual results to differ materially from management expectations suggested in such forward-looking statements:

•

regulatory, judicial, or legislative actions, and any changes in regulatory policies and ratemaking determinations, such as those that may result from Ameren Missouri’s natural gas regulatory rate review filed with the MoPSC in December 2018, an appeal filed by the Missouri Office of Public Counsel in January 2019 in Ameren Missouri’s renewable energy standard rate adjustment mechanism case, and future regulatory, judicial, or legislative actions that change regulatory recovery mechanisms;

•	the effect of Missouri Senate Bill 564 on Ameren Missouri, including as a result of Ameren Missouri’s election to use PISA and the resulting customer rate caps;

•	the effects of changes in federal, state, or local laws and other governmental actions, including monetary, fiscal, and energy policies;

•

the effects on demand for our services resulting from technological advances, including advances in customer energy efficiency, energy storage, and private generation sources, which generate electricity at the site of consumption and are becoming more cost-competitive;

•	the effectiveness of Ameren Missouri’s customer energy-efficiency programs and the related revenues and performance incentives earned under its Missouri Energy Efficiency Investment Act programs;

•

our ability to align overall spending, both operating and capital, with frameworks established by our regulators and to recover these costs in a timely manner in our attempt to earn our allowed returns on equity;

•

the cost and availability of fuel, such as ultra-low-sulfur coal, natural gas, and enriched uranium used to produce electricity; the cost and availability of purchased power and renewable energy credits; and the level and volatility of future market prices for such commodities and credits, including our ability to recover the costs for such commodities and credits and our customers’ tolerance for any related price increases;

•

disruptions in the delivery of fuel, failure of our fuel suppliers to provide adequate quantities or quality of fuel, or lack of adequate inventories of fuel, including nuclear fuel assemblies from the one Nuclear Regulatory Commission-licensed supplier of Ameren Missouri’s Callaway energy center’s assemblies;

•	the cost and availability of transmission capacity for the energy generated by Ameren Missouri’s energy centers or required to satisfy Ameren Missouri’s energy sales;

•	the effectiveness of our risk management strategies and our use of financial and derivative instruments;

•

the ability to obtain sufficient insurance, including insurance for Ameren Missouri’s Callaway energy center, or, in the absence of insurance, the ability to recover uninsured losses from our customers;

•

the impact of cyberattacks on us or our suppliers, which could, among other things, result in the loss of operational control of energy centers and electric and natural gas transmission and distribution systems and/or the loss of data, such as customer, employee, financial, and operating system information;

•	business and economic conditions, including their impact on interest rates, collection of our receivable balances, and demand for our products;

•

disruptions of the capital markets, deterioration in our credit metrics, including as a result of the implementation of the Tax Cuts and Jobs Act of 2017, or other events that may have an adverse effect on the cost or availability of capital, including short-term credit and liquidity;

•	the actions of credit rating agencies and the effects of such actions;

•	the inability of our counterparties to meet their obligations with respect to contracts, credit agreements, and financial instruments;

•	the impact of weather conditions and other natural phenomena on us and our customers, including the impact of system outages;

•	the construction, installation, performance, and cost recovery of generation, transmission, and distribution assets;

•	the effects of breakdowns or failures of electric generation, transmission, or distribution equipment or facilities, which could result in unanticipated liabilities or unplanned outages;

•	the operation of Ameren Missouri’s Callaway energy center, including planned and unplanned outages, and decommissioning costs;

•

the impact of current environmental laws and new, more stringent, or changing requirements, including those related to carbon dioxide and the Affordable Clean Energy Rule, other emissions and discharges, cooling water intake structures, coal combustion residuals, and energy efficiency, that could limit or terminate the operation of certain of Ameren Missouri’s energy centers, increase our operating costs or investment requirements, result in an impairment of our assets, cause us to sell our assets, reduce our customers’ demand for electricity or natural gas, or otherwise have a negative financial effect;

•	the impact of complying with renewable energy requirements in Missouri;

•

labor disputes, work force reductions, changes in future wage and employee benefits costs, including those resulting from changes in discount rates, mortality tables, returns on benefit plan assets, and other assumptions;

•

the impact of negative opinions of us or our utility services that our customers, legislators, or regulators may have or develop, which could result from a variety of factors, including failures in system reliability, failure to implement our investment plans or to protect sensitive customer information, increases in rates, or negative media coverage;

•	the impact of adopting new accounting guidance;

•	the effects of strategic initiatives, including mergers, acquisitions, and divestitures;

•	legal and administrative proceedings; and

•	acts of sabotage, war, terrorism, or other intentionally disruptive acts.

This combined Form 8-K is being filed separately by Ameren Corporation and Union Electric Company. Information contained herein relating to any individual registrant has been filed by such registrant on its own behalf. No registrant makes any representation as to information relating to any other registrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized. The signature for each undersigned company shall be deemed to relate only to matters having reference to such company or its subsidiaries.

AMEREN CORPORATION (Registrant)

By:	/s/ Martin J. Lyons, Jr.
Name:	Martin J. Lyons, Jr.
Title:	Executive Vice President and Chief Financial Officer

UNION ELECTRIC COMPANY (Registrant)

By:	/s/ Michael L. Moehn
Name:	Michael L. Moehn
Title:	Chairman and President

Date: July 5, 2019

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